SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 2, 2011

HUNT GLOBAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Colorado	333-138184	51-0431963
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer incorporation) Identification Number)

10001 Woodloch Forest Drive, Suite 325, The Woodlands, TX 77380

(Address of Principal Executive Offices) (Zip Code)

281-825-5000

Registrant's telephone number, including area code

 (Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

In a Form 8-K that we filed on February 10, 2011, we disclosed that we had entered into a letter agreement with certain shareholders of Carbon Green NA, Inc. (“CGNA”), a private Colorado corporation, whereby we agreed to acquire CGNA stock in exchange for an equity interest in us.  The first closing of this transaction took place on March 2, 2011 with the signing of a definitive Share Purchase Agreement and Plan of Merger (the “SPA”).  See Item 2.01.

Item 2.01     Completion of Acquisition or Disposal of Assets.

The SPA sets forth the following, and is described in detail in the SPA which is attached as Exhibit 10.1.

At the first closing, we agreed to acquire approximately 85% of the common stock of CGNA and 96% of the preferred stock of CGNA in exchange for issuing to ten selling shareholders of CGNA an aggregate of: 30,249,256 shares of our common stock; 123,675 shares of our Class A Preferred Stock; 123,675 shares of our Class B Preferred stock; 24,000 warrants to purchase shares of our Class A Preferred Stock at an exercise price of $208 a share expiring on March 2, 2016; and 38,285 warrants to purchase shares of our Class B Preferred Stock at an exercise price of $248 a share expiring on March 2, 2016.  All of these security issuances were or will be unregistered security issuances.  CGNA will be our new subsidiary.  At the second closing, expected to occur on or before April 8, 2011, the physical exchange of securities will occur.

We also agreed to issue to the remaining eligible shareholders of CGNA offers to acquire their CGNA stock on the same basis as above and to cause CGNA to enter into a merger during the next 90 days with a new, yet to be incorporated, wholly-owned subsidiary of ours with CGNA to be the surviving corporation.  The purpose of the additional offers and merger of those two subsidiaries is for us to acquire the remaining equity interest in CGNA such that CGNA will be 100% owned by us.  In connection with the merger, we anticipate issuing to the remaining CGNA persons who own the remaining CGNA common and preferred shares an aggregate of approximately: 5,338,104 shares of our common stock; 21,825 shares of our Class A Preferred Stock; 21,825 shares of our Class B Preferred stock; and 2015 warrants to purchase shares of our Class B Preferred Stock at an exercise price of $248 a share expiring on March 2, 2016.  All of these security issuances were or will be unregistered security issuances.

We also agreed to issue to persons (of which 15 persons or categories of persons were named in the agreement) who were or are directors, employees, advisers, vendors and consultants of CGNA an aggregate of 10,000,000 options (9,245,000 options were designated in the agreement) to purchase shares of our common stock at an exercise price of $1.00 per share expiring on March 2, 2014.  These options do not commence vesting until September 1, 2011 and then vest in equal portions over eight quarters.  All of these security issuances were or will be unregistered security issuances.

The CGNA assets that we acquired include an operating tire recycling plant, license agreements and 189 worldwide patents for a method of recycling 100% of scrap tires with a near zero carbon footprint (the “Carbon Green System”).  The Carbon Green System was created during a five-year span of time developing, testing, patenting and building a fully operational system that breaks down, separates and recycles 100% of scrap tires into reusable materials. The operating plant is located in the nation of Cyprus and is currently the world’s largest commercially operating “pyrolysis” plant.  Pyrolysis is defined as heating at a high temperature in the absence of oxygen.  We will also assume existing license agreements that call for us to receive $2 million dollars per year for five years beginning 2011 from licensees (who would otherwise forfeit licenses), and additional royalties projected to be $60 million by year end 2011, if sales and construction goals are met by licensees.  It is our intention to build ten tire recycling plants in North America during the next five years to address the growing environmental problems caused by hundreds of millions of waste tires annually that end up in landfills and are polluting our environment when burned as industrial fuel.  The cost of these projects has not been quantified at this time.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to the SPA, we will be responsible for the payment of CGNA’s and its predecessor’s existing liabilities and ongoing costs.  These amounts have not been quantified at this time.

Item 3.02     Unregistered Sale of Equity Securities.

See Item 2.01 for details of our unregistered sale of equity securities in connection with our acquisition of CGNA.  These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act or Regulation S.  The certificates to be issued for these unregistered securities will contain a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in this transaction. These transactions did not involve a public offering. The recipients were knowledgeable about our operations and financial condition.  The recipients had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.  The recipients were accredited investors or foreigners not living in the United States.

On March 2, 2011, we issued 1,000,000 warrants to purchase shares of our common stock at an exercise price of $4.00 per share expiring on March 2, 2013 to one consultant.  This transaction was made in reliance upon exemption from registration under Section 4(2) of the Securities Act.  The certificate to be issued for these unregistered securities will contain a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in this transaction. These transactions did not involve a public offering. The recipient was knowledgeable about our operations and financial condition.  The recipient had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

In February 2011 we issued 124,218 shares of common stock to one warrant holder who exercised cashless exercise warrants with a relate-back date that was more than six months in the past at that time allowing legend removal pursuant to Rule 144.  No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in this transaction. These transactions did not involve a public offering. The recipient was knowledgeable about our operations and financial condition.  The recipient had knowledge and experience in financial and business matters that allowed the evaluation of the merits and risk of receipt of these securities.

Item 5.02     Departure of Directors; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with our acquisition of CGNA, we agreed to appoint Michael P. Horne as a Director effective March 8, 2011.  Mr. Horne is currently our Chief Financial Officer and Principal Accounting Officer.

Related party transaction.  Mr. Horne has been a consultant to Carbon Green, Inc. (“CGI”), a Nevada corporation, since 2010.  CGI is a predecessor of CGNA.  In connection with our acquisition of CGNA, we gave Mr. Horne 500,000 stock options to purchase shares of our common stock at an exercise price of $1.00 per share expiring on March 2, 2014.  These stock options vest quarterly over eight quarters commencing on September 1, 2011.

In the near future, we may appoint one other person to be named by CGNA as an additional new Director.

Item 7.01     Regulation FD Disclosure.

We issued a press release about Carbon Green NA, Inc.  The press release is attached as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(a)

Financial Statements of Businesses Acquired.  The financial statements required by this item will be filed by amendment by May 18, 2011.

(b)

Pro Forma Financial Information.  The financial information required by this item will be filed by amendment by May 18, 2011.

(c)

Shell Company Transactions.  Not applicable.

(d)

Exhibits

Exhibit	Description
Number
10.1	Definitive Agreement about Carbon Green NA, Inc.

99.1	Press Release about Carbon Green NA, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

HUNT GLOBAL RESOURCES, INC.

March 8, 2011

By:

/s/George T. Sharp

George T. Sharp

Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Definitive Agreement about Carbon Green NA, Inc.

99.1	Press release about Carbon Green NA, Inc.